Gratitude Health, Inc. 8-K

Exhibit 99.1

Gratitude Health, Inc. Acquires Direct-to-Consumer

Prepared Meal Provider “Home Bistro, Inc.”

PALM BEACH GARDENS, Fla., April 21, 2020 (BUSINESS WIRE) – Gratitude Health, Inc. (OTCQB: GRTD) (the “Company” or “Gratitude”) today announced it has completed the acquisition of Home Bistro, Inc. (“Home Bistro”), a Florida-based, direct-to-consumer, online prepared meal-delivery company, in an all-stock transaction. Home Bistro provides high quality, direct-to-consumer, ready-made meals at www.homebistro.com, and restaurant quality meats and seafood through its Colorado Prime brand.  Home Bistro is uniquely positioned to take advantage of the developing market opportunity generated by consumers’ growing demand for prepared meals ordered online and delivered to their homes.

The Company plans to change its name to “Home Bistro, Inc.” and request a change to its ticker symbol as soon as possible and upon approval from the Secretary of State of Nevada and the Financial Industry Regulatory Authority.

Merger Transaction

Pursuant to the terms and conditions of the merger transaction, all of the issued and outstanding shares of common stock of Home Bistro was exchanged for shares of common stock of Gratitude, resulting in Home Bistro becoming a wholly owned subsidiary of Gratitude. The shareholders of Gratitude retain approximately 20% of the issued and outstanding common stock of the Company, on a fully diluted basis.

The Transaction is an arm’s length transaction and was completed subject to a number of conditions, including, but not limited to, the following key conditions:

●	the execution of a Definitive Agreement; and
●	the completion of mutually satisfactory due diligence; and
●

the receipt of all required regulatory, corporate and third-party approvals, including the approval of a majority of shareholders of Home Bistro, and the fulfillment of all applicable regulatory requirements and conditions necessary to complete the acquisition.

New Board and Management

Effective on the closing of the merger transaction, the then current members of the board of directors of Gratitude and the current management of Gratitude have resigned.  With respect of the Board, the current members were replaced by members appointed by Home Bistro and Gratitude and the existing management team of Home Bistro replaced the current management of Gratitude. The Company will be led by Home Bistro’s Chief Executive Officer, Zalmi Duchman, a successful entrepreneur, pioneer and thought leader in the food tech industry.

A Current Report on Form 8-K containing more detailed information regarding the merger transaction and the Company will be filed with the Securities and Exchange Commission

About Home Bistro, Inc.

Founded in 2014, Home Bistro provides high quality, direct-to-consumer, ready-made meals online at www.homebistro.com and restaurant quality meats and seafood through its Colorado Prime brand.

Forward-Looking Information

This news release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans”, “ expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. More particularly and without limitation, this news release contains forward-looking statements and information concerning the merger transaction (as described herein). Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. These forward-looking statements include, among others, statements about Gratitude’s future financial performance, the impact of management changes, any organizational restructuring and the sufficiency of capital resources to fund its ongoing operating requirements; statements about Gratitude’s expectations regarding the capitalization, resources and ownership structure of the combined company; statements about the potential benefits of the transaction; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Gratitude makes due to a number of important factors, including (i) risks related to the ability to realize the anticipated benefits of the transaction, (ii) risks related to the combined entity’s access to existing capital and fundraising prospects to fund its ongoing operations, and (iii) other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific that contribute to the possibility that the predictions, estimates, forecasts, projections and other forward-looking statements will not occur.

The forward-looking statements contained in this press release are made as of the date of this press release. Except as required by law, the Company disclaims any intention and assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company’s periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled “Risk Factors”, copies of which may be obtained from the SEC’s website at www.sec.gov. Additionally, the Company undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect of the matters discussed above.

Contact:

Zalmi Duchman, CEO

zalmi@homebistro.com

Ph: 631.694.1111